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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-58841; Form S-8 No. 333-02391; Form S-8 No. 333-00032;
Form S-8 No. 333-67055; Form S-8 No. 333-20229; and Form S-8 No. 333-58843) of
Vertex Industries, Inc. of our report dated December 2, 1999, with respect to the combined financial statements of Portable Software Solutions as of September 30, 1999 and 1998 and for the years then ended, included in the Current Report (Form 8-K/A) dated September 22, 1999, filed with the Securities and Exchange Commission on December 6, 1999.

/s/ Ernst & Young
Reading, England
December 2, 1999